March 6, 2000


Excellular Incorporated
Covault Corporation
c/o Larry Bailey, Esq.
Preston Gates & Ellis
701 5th Avenue, Suite 5000
Seattle, Washington  98104-7016

Gentlemen:

     This letter, when executed by Excellular Incorporated ("EXCELLULAR") and Covault Corporation ("COVAULT", and collectively with Excellular, the "COMPANIES"), will evidence (i) our mutual intent, as set forth in Section I of this letter, with respect to the (a) proposed acquisition by PalmWorks, Inc., or a wholly owned subsidiary of PalmWorks (individually or collectively, "PALMWORKS"), of all of the capital stock of PDA Data, a corporation, to be formed in Nevada by the Companies ("PDA DATA"); and (b) the entry of certain service agreements between the Companies, PDA Data and PalmWorks (collectively, the "TRANSACTIONS"); and (ii) certain binding agreements, as set forth in
Section II of this letter, relating to the proposed Transactions.

     The matters set forth in Section I of this letter constitute an expression of our mutual intent only and are contingent on the negotiation, execution and delivery of definitive agreements (the "DEFINITIVE AGREEMENTS") between PalmWorks and the Companies. This letter does not create any obligations of PalmWorks or the Companies with respect to those matters set forth in Section I hereof. However, the matters set forth in Section II of this letter constitute binding agreements between PalmWorks and the Companies.

                                   SECTION I.
                              PROPOSED ACQUISITION

     1. DEFINITIVE AGREEMENTS. The Companies and PalmWorks will use their best efforts to execute and deliver the Definitive Agreements with respect to the Transactions on or before March 31, 2000. Pursuant to the terms and conditions of the Definitive Agreements:

     (a) The Companies will create PDA Data, a Nevada corporation, as their wholly owned subsidiary, and will capitalize PDA Data with the following (collectively, the "INITIAL ASSETS").

          (i) $100,000;
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March 6, 2000
Page 7

          (ii) A non-exclusive license to use Covault's Revenue Billing System software (the "SOFTWARE"), at no cost, pursuant to the underlying licensing Agreement between PDA Data and Covault (the "LICENSING AGREEMENT").

          (iii) A copy of the Covault's internet website (the "WEBSITE") and non-exclusive license to modify the site for PalmWorks needs.

          (iv) A maximum of 500 hours of customization of the Software and Website, including but not limited to design, development and administrative work provided by Covault. Such 500 hours of customization will be completed within three (3) months after agreement of design specifications provided that:

               (a)  Additional   customization  performed  by  Covault  must  be
approved in writing in advance by PDA Data, and such additional customization will be billed to and paid by PDA Data at the rate of $250.00 per hour.

               (b) Additional customization performed by outside contractors will be paid directly by PDA Data and subject to such terms and conditions as negotiated by PDA Data.

          (v) A service agreement with Excellular (the "SERVICES AGREEMENT") pursuant to which Excellular will provide PDA Data with the following:

               (a) The right to "co-locate" its internet servers and computers in a space not to exceed fifty (50) square feet within the premises currently owned or leased by Excellular (the "PREMISES"). PDA Data shall pay the cost of moving and setting up said servers and computers on the Premises or at any future location of Excellular and all telecommunication charges related to said servers and computers.

               (b) Use of its staff during regular business hours including, but not limited to, customer service personnel for up to 100 hours per month of customer sales, service and technical support via Excellular's phone system with the option of purchasing additional customer support at an agreed upon rate. In the event PDA Data establishes 800 toll-free lines for service and support, the cost of same shall be paid by PDA Data.

               (c) Assistance in setting up the administration, acquisition and resale of wholesale CDPD data time purchased from CDPD data providers;

          (vi) PDA Data will provide billing and collection services to PalmWorks; and

          (vii) PDA Data will pay Excellular $1.00 per month for each PalmWorks customer account serviced (for billing and associated customer accounting purposes) by PDA Data.
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March 6, 2000
Page 3

          The Services Agreement will have an initial term of three (3) years from the Closing Date (defined below) and will automatically be renewed for additional one year periods if neither party provides written notice of intent to terminate the Services Agreement at least 180 days prior to the third anniversary, or subsequent anniversaries, of the Closing Date. That Ron Curtin of Excellular will assume the position of Chief Operating Officer of PDA Data for the term of the Services Agreement. That Darin Lang of Covault will assume the position of Chief Technology Officer of PDA Data for the term of the Services Agreement.

     (b) On the Closing Date, the owners of PDA Data stock will transfer, convey and assign all of the issued and outstanding shares of the capital stock of PDA Data to PalmWorks in exchange for 400,000 shares of the common stock of PalmWorks (the "COMPANY SHARES"). The Company Shares will be issued pursuant to Rule 144 and will be subject to the rules and regulations of the Securities and Exchange Commission and will have piggyback registration rights relative to other shares of PalmWorks. The Definitive Agreements will also include customary covenants requiring PalmWorks to make and keep public information available, as those terms are defined in Rule 144 and file with the Securities and Exchange Commission in a timely manner all reports and other documents required under the Securities Act of 1933 and the Exchange Act of 1934.

     (c) On the Closing Date, PDA Data will (i) own all of the Initial Assets free and clear of all liens, claims and encumbrances; and (ii) have no debts, obligations or liabilities to any person or entity, including the Companies.

Upon consummation of the Transactions, PalmWorks will acquire good and marketable title to the capital stock of PDA Data free and clear of all mortgages, liens, security interests and other encumbrances, and the Companies will acquire title to the Excellular Shares free and clear of all mortgages, liens, security interests and other encumbrances other than securities law restrictions. The Transactions will close on or before March 31, 2000 (the "CLOSING DATE").

     2. INDEMNIFICATION. The Companies will indemnify PDA Data and PalmWorks from and against any and all claims, demands, actions, and causes of action involving indebtedness, liabilities, or obligations of the Companies, existing at anytime whatsoever and of PDA Data existing as of the Closing Date, and from any claims relating to the rights of PDA Data and PalmWorks to use the Software.

     3. REPRESENTATIONS AND WARRANTIES. PalmWorks and the Companies will each make representations and warranties, indemnities and covenants in the Definitive Agreement that are typical for transactions of similar size and complexity.

     4. CERTAIN CONDITIONS. It is recognized that the proposed Transactions will be subject to certain conditions, including (i) the conditions set forth in paragraphs (a) through (c), inclusive, which are conditions to the obligations of all parties; and (ii) the conditions set forth in paragraphs (d) through (f), inclusive, which are conditions to the obligations of PalmWorks.
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March 6, 2000
Page 4

     (a) BOARD AND SHAREHOLDER APPROVAL. The proposed Transactions shall have been approved by the Boards of Directors of PalmWorks and of the Companies.

     (b) GOVERNMENTAL AND THIRD PARTY APPROVALS. Favorable orders, consents and approvals in the form required to consummate the proposed Transactions, including but not limited to those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, shall have been received (if required) from necessary governmental agencies and third parties.

     (c) ABSENCE OF LITIGATION. At the Closing Date there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed Transactions not be consummated; or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed Transactions, or to limit in any way PalmWorks' right to control PDA Data or any aspect of its business, or to obtain an award of damages in connection with the Transactions.

     (d) ADVERSE CHANGES. There will have been no changes after January 1, 2000 in the businesses of the Companies or the Software which, in the sole judgment of PalmWorks, are in their total effect, materially adverse to the terms and conditions of this transaction.

     (e) DUE DILIGENCE. The due diligence conducted by PalmWorks and its legal counsel in connection with the proposed Transactions will not have caused PalmWorks to become aware of any facts relating to the business, liabilities, financial condition, opportunities, results of operations, or affairs of the Companies or the Software which, in the sole judgment of PalmWorks, make it inadvisable for PalmWorks to proceed with the proposed Transactions.

     (f) NON-COMPETITION AGREEMENT. PalmWorks recognizes that the shareholders and officers of PDA Data are engaged in other businesses, including Covault Corporation, Snydeo Systems, Inc., and Excellular Incorporated, which may compete with its current or future business opportunities. Said PDA Data shareholders and officers, and PalmWorks will have entered into a non-competition agreement satisfactory to PalmWorks in its sole judgment pursuant to which each of their shareholders and officers will agree that, without the prior written consent of PalmWorks, they will not, for a period of five (5) years after the Closing Date use the information or products developed in connection with this agreement in competition with consumer handheld wireless data business being conducted by PalmWorks or PDA Data.

     5. CONTINUING OPERATIONS. Prior to the consummation of the proposed Transactions, the Companies will conduct their businesses with respect to the Software in a prudent, businesslike manner, use their best efforts to preserve the goodwill of all persons dealing with respect to the Software for PalmWorks, cooperate fully with PalmWorks so as to arrange for the transfer of PDA Data to PalmWorks in an orderly fashion, take all actions and make all filings which are
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March 6, 2000
Page 5

reasonably necessary to lawfully transfer PDA Data to PalmWorks, and take all reasonable actions to obtain consents to assign and transfer PDA Data to PalmWorks.

                                  SECTION II.
                               BINDING AGREEMENTS

     1. NECESSARY INFORMATION. Upon request by PalmWorks, the Companies will promptly furnish all information regarding the Companies and the Software which, in the reasonable judgment of PalmWorks, is necessary to enable PalmWorks to conduct its due diligence relating to the proposed Transactions. Each of the parties hereto shall furnish to the other all information concerning such party (including financial statements and statistical information) required for inclusion in any application or statement to be filed or made by the other party with or to any governmental agency or third party in connection with the proposed Transactions.

     2. CONFIDENTIALITY. The Companies and PalmWorks will each maintain the confidentiality of, and will not disclose to any third party (other than to their respective employees, accountants, attorneys and other consultants providing services with respect to the proposed Transactions) (i) any proprietary or confidential information of any nature whatsoever provided by any party hereto (collectively, the "CONFIDENTIAL INFORMATION"); or (ii) the existence of their negotiations or the terms or potential terms of any negotiations or potential Transactions without the other party's prior written consent. Any party may, however, disclose any Confidential Information to the extent (i) such information is, or becomes part of, the public domain other than by reason of disclosure by the receiving party; (ii) such information is or becomes available from a third party source with the right to disclose such information; and/or (iii) disclosure of such information is required by applicable law.

     Each of the parties acknowledge and agree that (i) the covenants set forth in this Section II.2 are essential elements of the Transactions and that such covenants are reasonable and necessary to protect the legitimate interests of the parties hereto; (ii) no party hereto will have any adequate remedy at law if another party violates the terms hereof or fails to perform any of its obligations hereunder; and (iii) the non-violating party shall have the right to obtain preliminary and permanent injunctive relief from any court of competent jurisdiction to restrain any breach or threatened breach of, or to otherwise specifically enforce any such covenant or any other obligations of the violating party under this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the non-violating party may be entitled. The violating party further agrees to pay any costs, including attorneys' fees, incurred by the non-violating party in enforcing this provision as awarded by a court of competent jurisdiction.

     3. PUBLIC ANNOUNCEMENTS. Neither the parties nor any of their respective officers, directors, employees or agents shall disclose to any third party or publicly announce the proposed Transactions until that time to which the parties
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March 6, 2000
Page 6

agree in the Definitive Agreements or such other time as the parties otherwise agree to make such disclosure or announcement, unless otherwise required by law or the rules of any stock exchange on which the shares of PalmWorks trade. The Companies acknowledge that PalmWorks is authorized to issue a press release regarding the agreements contained herein following the execution of this letter by the Companies and PalmWorks. Any public announcement concerning the proposed Transactions shall be approved in advance by both parties.

     4. EXPENSES. Except as otherwise provided in this letter, PalmWorks and the Companies shall each pay its own fees and expenses incurred in connection with the proposed Transactions. PalmWorks and the Companies will split the costs of any filings required to obtain governmental approval of the proposed Transactions.

     5. EXCLUSIVE NEGOTIATIONS. From the date hereof through the Closing Date, the Companies will not, and will use reasonable efforts to insure that their respective parent, subsidiaries, affiliates or representatives do not, directly or indirectly, solicit any offer from, initiate or engage in any discussions or negotiations with, or provide any information to, any corporation, limited liability company, partnership, person, or other entity or group (other than PalmWorks and its subsidiaries, affiliates and representatives) concerning any possible proposal regarding a sale of capital stock of PDA Data or a merger, consolidation, liquidation, business combination, sale of assets, or other similar transaction involving PDA Data or the sale or licensing of the Software to any competitor. In addition, the Companies will not, and will use reasonable efforts to insure that their respective parent, subsidiaries, affiliates or representatives do not, engage in any communications whatsoever, directly or indirectly, with any party that initiates discussions regarding a potential transaction of the character described in the preceding sentence except for communications that are wholly unrelated to such a potential transaction or to notify such party that the Companies will not engage in any communications at such time. The Companies shall promptly advise PalmWorks orally and in writing of any inquiry or proposal by a third party regarding such a transaction.

     6. NO BREAKUP FEE. Neither the Companies nor PalmWorks will be subject to any "breakup" fee.

     7. BROKERS. None of the parties hereto has employed a broker, nor for any reason will any of them subject another to the payment of a brokerage commission, in connection with the proposed Transactions. PalmWorks may retain an investment banker in connection with the proposed Transactions, in which event PalmWorks will be responsible for the payment of its fees and expenses.

     8. NONBINDING NATURE OF SECTION I. It is understood by the parties hereto that Section I of this letter merely constitutes a statement of the mutual intentions of the parties with respect to the proposed Transactions and does not contain all matters upon which agreement must be reached in order for the proposed Transactions to be consummated. A binding commitment with respect to
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March 6, 2000
Page 7

the proposed Transactions will result only from execution and delivery of the Definitive Agreements. The provisions of Section II of this letter, however, are agreed to be fully binding on the parties hereto upon the execution of this letter, unless and until such provisions are superseded by the Definitive Agreements.

     9. TERMINATION. Except for the respective obligations of the parties under paragraphs 2, 3, 4 and 7 of this Section II (and without prejudice to the nonbinding nature of Section I hereof), this letter shall terminate and be of no further force or effect on the Closing Date if a Definitive Agreement has not been executed by that date.

     10. GOVERNING LAW. This letter of intent, and the Definitive Agreement, and each document related thereto if such is entered into, shall be governed by Texas law.

     If the foregoing correctly sets forth the understanding between us with respect to the proposed Transactions outlined herein, please sign two copies of this letter in the space provided below and return one executed copy to the undersigned. This letter shall be withdrawn and shall be of no further force or effect if not executed by the Companies and returned to PalmWorks by 5:00 p.m. Central Standard Time on March 8, 2000.

                                        Very truly yours,

                                        PALMWORKS, INC.


ACCEPTED AND AGREED TO:                 By: /s/ James T. Voss
                                           -------------------------------------
this 8th day of March, 2000

EXCELLULAR INCORPORATED


By: /s/ Jack E. Nichols
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Name: Jack E. Nichols
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Title: President
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COVAULT Corporation
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By: /s/ Jack E. Nichols
   -----------------------------------------
Name: Jack E. Nichols
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Title:
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